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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) May 8, 2001
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                             The Liberty Corporation
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               (Exact name of Registrant as Specified in Charter)


       South Carolina               1-5846                        57-0507055
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(State or Other Jurisdiction     (Commission File               (IRS Employer
     of Incorporation)                Number)                Identification No.)


2000 Wade Hampton Boulevard, Greenville, SC                             29615
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(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code          (864) 609-8256
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                                       n/a
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         (Former Name or Former Address, if Changed Since Last Report)



ITEM 9. REGULATION FD DISCLOSURE.

[LIBERTY CORPORATION LETTERHEAD]

For Further Information:  Howard Schrott (864) 609-8390

                  THE LIBERTY CORP. DECLARES QUARTERLY DIVIDEND


GREENVILLE, SC - May 8, 2001 - The board of directors of The Liberty Corporation (NYSE: LC - news) today declared a regular quarterly dividend of 22 cents per share on its common stock, payable on July 3, 2001 to shareholders of record on June 15, 2001. Liberty currently has approximately 19,730,000 common shares outstanding.

A major group broadcaster, Liberty owns fifteen network-affiliated television stations, including eight NBC affiliates (WAVE-TV, Louisville, KY; WIS-TV, Columbia, SC; WLBT-TV, Jackson, MS; WFIE-TV, Evansville, IN; WSFA-TV, Montgomery, AL; KCBD-TV, Lubbock, TX; WALB-TV, Albany, GA and KPLC-TV, Lake Charles, LA); five ABC affiliates (KLTV-TV, Tyler, TX; KTRE-TV, the satellite affiliate of KLTV in Lufkin, TX; WLOX-TV, Biloxi, MS; WWAY-TV, Wilmington, NC and KAIT-TV, Jonesboro, AK); and two CBC affiliates (WTOL-TV, Toledo, OH and KGBT-TV, Harlingen, TX). In addition, Liberty owns CableVantage Inc., a cable advertising sales subsidiary; Take Ten Productions,

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a video production facility; and Broadcast Merchandising Company, a professional broadcast equipment dealership.

Liberty has operational partnerships and equity positions in WorldNow, the leading provider of Internet technology solutions for local media companies, MyWeather, developer of innovative technologies to provide personalized weather on the web, and iBlast, the nation's largest wireless data broadcast distribution network that provides a fast, cost-effective "last mile" solution for content providers and consumers.


                                      -END-


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   THE LIBERTY CORPORATION


                                   By: /s/ Martha Williams
                                      ------------------------------------------
                                        Name:  Martha Williams
                                        Title: Vice President, General Counsel
                                               and Secretary

May 8, 2001